                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            ON COMMAND CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             ON COMMAND CORPORATION
                            6331 SAN IGNACIO AVENUE
                           SAN JOSE, CALIFORNIA 95119

                                 April 8, 1999

Dear Stockholder:

     The Annual Meeting of Stockholders of On Command Corporation (the "Company") will be held at 11:00 a.m. on Thursday, May 13, 1999, at the Company's headquarters at 6331 San Ignacio Avenue, San Jose, California 95119. The matters on the meeting agenda are described on the following pages.

     If you are a stockholder of record, we urge that you send in your proxy promptly for the Annual Meeting whether or not you plan to attend. Giving your proxy will not affect your right to vote in person if you attend. If you wish to give a proxy to someone other than the persons named on the enclosed proxy form, you may cross out their names and insert the name of some other person who will be at the meeting. The signed proxy form then should be given to that person for his or her use at the meeting. If your shares are held in the name of a broker and you wish to attend the meeting, you should obtain a letter of identification from your broker and bring it to the meeting. In order to vote personally shares held in the name of your broker, you must obtain from the broker a proxy issued to you.

     Sincerely,
LOGO                                      LOGO
Charles Lyons                             Brian A.C. Steel
Chairman of the Board                     President and Chief
                                          Operating Officer

               YOUR PROXY IS IMPORTANT . . . PLEASE VOTE PROMPTLY

                             ON COMMAND CORPORATION
                            6331 SAN IGNACIO AVENUE
                           SAN JOSE, CALIFORNIA 95119
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of ON COMMAND CORPORATION:

     The 1999 Annual Meeting of Stockholders of On Command Corporation will be held at the Company's headquarters at 6331 San Ignacio Avenue, San Jose, California 95119, on Thursday, May 13, 1999 at 11:00 a.m., Pacific Daylight Time, for the following purposes:

     1. election of all directors;

     2. amendment of the 1997 Non-employees Director Stock Plan; and

     3. action on such other matters as may properly come before the meeting or any reconvened session thereof.

     The Board of Directors has fixed the close of business on March 16, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any reconvened session thereof.

     YOUR PROXY IS IMPORTANT. EVEN IF YOU HOLD ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE URGENTLY REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE THAT IS PROVIDED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME, AND THE GIVING OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

     This notice is given pursuant to direction of the Board of Directors.

                                    LOGO
                                          Arthur M. Aaron
                                          Acting General Counsel
                                          and Secretary

San Jose, California
April 8, 1999

                             ON COMMAND CORPORATION
                            6331 SAN IGNACIO AVENUE
                           SAN JOSE, CALIFORNIA 95119
                           TELEPHONE: (408) 360-4500
                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement is provided by the Board of Directors of On Command Corporation (the "Company" or "OCC") in connection with its solicitation of proxies for the 1999 Annual Meeting of Stockholders to be held on May 13, 1999, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is April 8, 1999, the approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to stockholders.

     Stockholders of record of the Company's Common Stock at the close of business on March 16, 1999 are entitled to vote at the meeting in person or by proxy. Each share is entitled to one vote, except that for the election of directors, each Stockholder of record of the Company's Common Stock at the close of business on March 16, 1999 is entitled to vote for each share then held and to cumulate votes in the election of directors. If a proxy in the accompanying form is properly executed and returned, the shares represented by the proxy will be voted as the stockholder specifies. A stockholder may revoke a proxy at any time before it is exercised by submitting a written revocation, submitting a later-dated proxy, or voting in person at the meeting.

     Abstentions and broker non-votes will not be counted for purposes of determining whether any given proposal has been approved by the stockholders. Accordingly, abstentions and broker non-votes will not affect the votes on any of the proposals, all of which require for approval the affirmative vote of a majority of the shares represented and entitled to vote at the meeting.

                           OWNERSHIP OF COMMON STOCK

     As of March 16, 1999, the record date, approximately 30,169,752 shares of Common Stock were issued and outstanding. To the knowledge of the Company, based upon Schedules 13G or 13D filed with the Securities and Exchange Commission (the "SEC" of "Commission"), the following persons were the only beneficial owners of more than five percent of the Company's Common Stock as of December 31, 1998.

                                               AMOUNT AND NATURE OF   PERCENT OF COMMON STOCK
    NAME AND ADDRESS OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP   ISSUED AND OUTSTANDING
    ------------------------------------       --------------------   -----------------------
Ascent Entertainment Group, Inc.(1)..........       18,274,091                 57.2%
  1225 Seventeenth Street, Ste. 1800
  Denver, CO 80202
Credit Suisse First Boston(2)................        3,274,952                 10.9%
  11 Madison Avenue
  New York, NY 10010
Hilton Hotels Corporation(3).................        2,486,132                  8.3%
  9336 Civic Center Drive
  Beverly Hills, CA 90210
Merrill Lynch & Co., Inc.(4).................        2,153,239                  7.1%
  Merrill Lynch Corporate Bond Fund
  800 Scudders Mill Road
  Plainsboro, NJ 08536
Gary Wilson(5)...............................        1,810,000                  5.7%
  9665 Wilshire Blvd., Suite 200
  Beverly Hills, CA 90212

---------------
(1) Ascent Entertainment Group, Inc. ("Ascent") holds sole voting and dispositive power over 17,140,416 shares of Common Stock of On Command Corporation and 1,123,792 Series A Warrants of On Command Corporation.

(2) Based on information contained in Schedule 13G/A filed with the Commission on February 12 1999. Credit Suisse First Boston shares voting and dispositive power over 3,279,952 shares of Common Stock with its consolidated subsidiaries to the extent that they constitute a part of the Credit Suisse First Boston business unit which is engaged in corporate and investment banking, trading, private equity investment and derivatives business on a world-wide basis.

(3) Hilton Hotels Corporation holds 2,333,346 shares of Common Stock of On Command Corporation and 152,782 Series A Warrants of On Command Corporation.

(4) Based on information contained in Schedule 13G/A filed with the Commission on February 1, 1999. Merrill Lynch & Co., Inc., ("MLI") is the beneficial owner of 2,153,239 shares of OCC Common Stock (7.1%) (sole voting and dispositive power: 0 shares and shared voting and dispositive power:
    2,153,239 shares) as parent holding company of Merrill Lynch Asset Management, L.P. ("MLAM"), which is a registered investment advisor. MLAM is the beneficial owner of 2,153,239 shares of OCC Common Stock (7.1%) (sole voting and dispositive power: 0 shares and shared voting and dispositive power: 2,153,239 shares) as investment advisor to certain registered investment companies, including Merrill Lynch Corporate Bond Fund, Inc. ("Fund"). Fund is the beneficial owner of 1,569,811 shares of OCC Common Stock (5.2%) (shared voting and dispositive power: 1,569,811 shares) and, according to the Schedule 13G/A, is the only reporting person in the 13G/A with an interest related to more than 5% of the OCC Common Stock.

(5) Mr. Wilson holds 1,810,000 Series C Warrants to purchase Common Stock of OCC, which are not publicly traded, with an exercise price of $15.33 per share.

                      COMMON STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 16, 1999, by all directors and nominees, by each of the executive officers named in the Summary Compensation Table on page 11, and by all directors and executive officers as a group. Under rules of the SEC, beneficial ownership includes any shares over which an individual has sole or shared voting power or investment power, and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right.

                                                              ASCENT ENTERTAINMENT GROUP, INC.
                  NAME(1)                     COMMON STOCK              COMMON STOCK
                  -------                     ------------    --------------------------------
James A. Cronin, III........................          --                       --
Richard D. Goldstein........................          --                       --
Richard Fenwick, Jr.........................      67,946(2)                    --
J. David Wargo..............................          --                       --
Ronald D. Lessack...........................      92,626(3)                   820
J.C. Sparkman...............................          --                       --
Charles Lyons...............................          --(4)                19,551
Paul J Milley...............................      30,000(5)                    --
Brian A.C. Steel............................     192,656(6)                    --
Gary Wilson.................................   1,810,000(7)                    --
All Executive Officers And Directors as a
  group
  (11 persons)..............................   2,389,425                   20,331

---------------
(1) Unless otherwise indicated, each person has sole voting and investment powers over the shares listed, and no director or executive officer beneficially owns more than 1.0% of the Common Stock of the Company or Ascent.

(2) Includes vested options to purchase 67,760 shares of Common Stock and 186 Series A Warrants of OCC.

(3) Includes vested options to purchase 92,440 shares of Common Stock and 186 Series A Warrants of OCC.

(4) Ascent holds approximately 59.0% of the issued and outstanding Common Stock of OCC. Mr. Lyons' ownership of OCC Common Stock does not reflect ownership of the OCC shares owned by Ascent, even though Mr. Lyons holds the proxy to vote those shares on behalf of Ascent.

(5) Includes vested options to purchase 30,000 shares of Common Stock.

(6) Included vested options to purchase 192,656 shares of OCC Common Stock.

(7) Mr. Wilson holds 1,810,000 Series C Warrants to purchase common stock of OCC, which are not publicly traded, with an exercise price of $15.33 per share.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is composed of three directors, Richard Goldstein (Chairman), Charles Lyons (an executive officer and director of Ascent Entertainment Group, Inc., the Company's majority stockholder ("Ascent")), and J.C. Sparkman, is responsible for establishing and administering the Company's executive compensation philosophy. Set forth below is the Committee's report on the 1998 compensation of the executive officers of the Company, including Mr. Kavner, the former President and Chief Executive Officer of the Company (who resigned effective December 31, 1998), Mr. Steel, the Company's current President and Chief Operating Officer, and the other executive officers of the Company whose compensation is discussed below under "Executive Compensation" (collectively, the "Named Executive Officers").

ANNUAL COMPENSATION

     Each of the Named Executive Officer's annual compensation for 1998 was based on the Company's executive compensation philosophy that emphasizes risk-based performance incentives as a key component of both annual and long-term compensation. Messrs. Kavner's and Steel's compensation are based upon their respective employment agreements with the Company. See Executive Compensation -- Employment Agreements.

     The other Named Executive Officers' annual base salary rates were consistent with competitive salary ranges developed by the Company. These salary ranges are based on market data for technology companies of comparable revenue in the same geographic area. Annual salary adjustments take into account individual Named Executive Officers' achievements during the prior year towards key Company-wide objectives set annually by the Board of Directors, as well as the Named Executive Officers' performance of their individual responsibilities.

     The bonus opportunities for the Named Executive Officers for 1998 were based on corporate financial goals (i.e., earnings before interest, taxes and depreciation, known as "EBITDA") set by the Board of Directors for the year and specified strategic and/or other operating objectives established by management in consultation with the Compensation Committee. Distributions to the Named Executive Officers under the executive bonus plan are reviewed and determined by the Compensation Committee on an annual basis. The bonus targets for the Named Executive Officers other than Messrs. Steel and Kavner are allocated among the individual executive officers with reference to responsibilities, performance and goal achievement of individual executive officers.

     The annual bonus targets for each of Mr. Steel and Mr. Kavner were as set forth in their respective employment agreements which provide for target bonuses in an amount equal to seventy percent of base salary for achieving certain performance measures as approved by the Compensation Committee. For 1998, each of their bonuses was based on the achievement of certain financial measures and his individual performance and leadership, including the achievement of the Company's EBITDA target, accomplishment of certain operating improvements and progress on various strategic initiatives. The Compensation Committee considered these accomplishments and the recommendation of Mr. Lyons in his capacity as Chairman of the Board, and awarded annual bonuses to each of Mr. Steel and Mr. Kavner representing seventy percent of their respective base salaries. In addition, in light of Mr. Steel's valuable contributions in the recent management transition and accession to President of OCC, the Committee and Board increased Mr. Steel's bonus by $47,000, to a total of $250,000.

     Bonuses for Messrs. Fenwick, Lessack and Milley were based on the achievement of one or more financial measures as compared to planned performance for the Company, as well as Mr. Steel's evaluation of each individual executive officer's achievement of his performance objectives for the year. The Compensation Committee reviewed and approved Mr. Steel's bonus recommendations for each of the Named Executive Officers.

LONG TERM COMPENSATION

     In connection with Mr. Steel's hiring by the Company in September 1996, the Board, with the review and approval of Ascent's Compensation Committee and Board of Directors, awarded Mr. Steel stock options to purchase 385,312 shares of OCC Common Stock. The options vest 25% after one year, an additional 25% after two years and an additional 50% after three years, and expire 10 years after the grant. Eighty percent of the shares purchasable upon exercise of each option may be purchased at a price per share which the Board of Directors and the Compensation Committee determined based upon the fair value of the combination of OCV and SpectraVision, prior to the public trading of OCC's Common Stock which was determined to be $15.33 and the remaining twenty percent may be purchased at $16.40 per share, which was the average of the high and low bid prices of the OCC Common Stock for the twenty trading days following the third trading day after OCC's public release of financial results for the third quarter of 1996. The intent in granting the option was to create an immediate and significant link between Mr. Steel's compensation and the interests of On Command Corporation's stockholders. The size of the option award and the vesting schedule were effectively based upon the practices of companies engaging in public offerings. Mr. Kavner was also granted stock options concurrently with Mr. Steel. In February 1998, Mr. Kavner volunteered, and the Compensation Committee accepted, the forfeiture by Mr. Kavner of 203,500 such options in order to increase the number of shares available under the Company's 1996 Key Employee Stock Plan to be granted to other executive officers. In December 1998, the Company and Mr. Kavner agreed to cancel all his remaining stock options effective December 31, 1998.

     In February 1998, Messrs. Lessack, Fenwick and Milley received stock option awards from On Command pursuant to the Company's 1996 Key Employee Stock Plan out of the shares made available by Mr. Kavner's forfeiture. The amounts of the non-qualified stock options awarded to Messrs. Lessack, Fenwick and Milley were based on internal guidelines developed by the Company in an effort to be competitive with other long-term incentive compensation for comparable positions in technology companies. The Compensation Committee wanted to increase the link between senior management's compensation and the interests of On Command's stockholders. The size of the stock awards and the vesting schedule were determined in an effort to be competitive with other companies in similar industries. All grants of options will expire 10 years after grant.

                                          Compensation Committee

                                          Richard Goldstein, Chairman
                                          Charles Lyons
                                          J. C. Sparkman

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the NASDAQ Index, an SIC Code Index, and a Company-constructed peer group. The graph covers the period commencing on October 10, 1996 (the date that the Company's S-4 Registration statement was declared effective by the SEC) and ending on December 31, 1998.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
           AMONG ON COMMAND CORPORATION, NASDAQ INDEX AND PEER GROUP

                                             ON COMMAND             PEER GROUP        SIC CODE 4841 INDEX           NASDAQ
                                             ----------             ----------        -------------------           ------
10/96                                           100                    100                    100                    100
12/96                                            67                     84                    108                    103
12/97                                            54                     81                    188                    127
12/98                                            38                    108                    345                    178

---------------
 * Assumes $100 invested on October 10, 1996 in the Common Stock of On Command Corporation, the Nasdaq Market, and Peer Companies (Weighted by Market Capitalization). Total return assumes reinvestment of dividends and common stock equivalent.

(1) The Company has reconstructed the SIC Code 4841 Index to mirror the original group of companies as closely as possible, however it is difficult to completely track the index because companies continuously enter and exit the group. Therefore, the Company has chosen to replace the SIC Code 4841 Index with a Company-constructed peer group. The number of publicly traded companies with significant hotel entertainment system operations is limited, however the Company believes this comparison is more relative than using the index comparison. The Company-constructed peer group is weighted annually by market capitalization and consists of publicly-traded companies including @Entertainment, Inc.,

    Advanced Radio Telecom Corporation, Ascent Entertainment Group, Lodgenet Entertainment Corporation, and Network Event Theater Incorporated.

COMPLIANCE WITH SECURITIES LAWS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and the NASDAQ National Market System. Such persons are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. The Company has undertaken the obligation to make these filings on behalf of its directors and executive officers.

     Based solely on its review of copies of such forms received and filed by it with respect to 1998, or written representations from certain reporting persons, the Company believes that all of its directors and executive officers and persons who own more than 10% of the Company's registered equity have complied with the reporting requirements of Section 16(a), except that Form 5 related to the grant of 400 shares of common stock and 4,000 options to purchase shares of common stock to Mr. Wilson pursuant to the Company's 1997 Non-Employee Director's Stock Plan was not timely filed. The grant was effective as of August 8, 1997, however, the related stock and options were not delivered to Mr. Wilson until December 1998 and were then reported in a Form 5 filed on behalf of Mr. Wilson by the Company on January 29, 1999.

                             EXECUTIVE COMPENSATION

     The following table shows the compensation received for the three fiscal years ended December 31, 1998 by the (i) former President and Chief Executive Officer, (ii) the President and Chief Operating Officer (formerly the Executive Vice President, Chief Financial Officer and Chief Operating Officer), (iii) the Senior Vice President, Operations of OCC and, previously, OCV, (iv) the Senior Vice President, Finance, and (v) the Senior Vice President, Engineering of OCC and, previously, OCV (the officers being hereafter referred to as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION           LONG TERM COMPENSATION
                                       --------------------------------   -------------------------
                                                              OTHER       RESTRICTED    SECURITIES
                                                              ANNUAL        STOCK       UNDERLYING     ALL OTHER
                                       SALARY     BONUS    COMPENSATION    AWARD(S)    OPTIONS/SARS   COMPENSATION
     NAME AND POSITION(1)       YEAR   ($)(2)      ($)        ($)(3)         ($)          (#)(4)         ($)(5)
     --------------------       ----   -------   -------   ------------   ----------   ------------   ------------
Robert M. Kavner..............  1998   500,000   350,000         -0-         -0-              -0-        19,520
  President and                 1997   500,000   350,000     316,672         -0-              -0-       336,471
  Chief Executive Officer(4)    1996   173,034    60,000         -0-         -0-        1,041,562           761
Brian A.C. Steel..............  1998   294,617   250,000         -0-         -0-              -0-        19,520
  President and                 1997   290,000   203,000     172,467         -0-              -0-       483,894
  Chief Operating Officer       1996    96,273    35,000         -0-         -0-          385,312         8,225
Ronald D. Lessack.............  1998   205,500    57,000         -0-         -0-           48,200         6,320
  Senior Vice                   1997   193,500    70,000         -0-         -0-           10,000         5,572
  President, Operations         1996   183,708    27,500         -0-         -0-           65,000*        9,947
Paul J. Milley................  1998   181,249    54,000         -0-         -0-           50,000         5,000
  Senior Vice                   1997   174,996    44,000      30,000         -0-              -0-        61,403
  President, Finance            1996     7,292                   -0-         -0-           50,000           -0-
Richard Fenwick, Jr. .........  1998   178,958    45,000         -0-         -0-           35,300         6,320
  Senior Vice                   1997   165,000    40,000         -0-         -0-           10,000         4,984
  President, Engineering        1996   168,228    22,500         -0-         -0-           65,000*        9,263

---------------
(1) Messrs. Kavner and Steel commenced employment with the Company in September 1996. Mr. Milley commenced employment with the Company in December 1996. Mr. Kavner resigned as President, Chief Executive Officer and Director effective as of December 31, 1998.

(2) Includes retroactive pay made in January 1996 for the period December 1, 1995 to December 31, 1995 as follows: for Mr. Lessack in the amount of $2,500; and Mr. Fenwick in the amount of $1,875.

(3) Other Annual Compensation consists of tax reimbursements for the amounts shown. Other Annual Compensation shown for 1996, 1997 and 1998 does not include perquisites and other personal benefits because the aggregate amount of such compensation does not exceed the lesser of (i) $50,000 or (ii) 10% of the combined salary and bonus for the Named Executive Officer in each year.

(4) All options marked with an asterisk (*) are Stock Appreciation Rights ("SARs") that were issued in exchange for Ascent employee stock options, which options were canceled in connection with the grant of the SARs. Additionally, in February 1998, Mr. Kavner volunteered, and the Compensation Committee accepted, the forfeiture by Mr. Kavner of his right to purchase 203,500 shares of OCC Common Stock pursuant to Mr. Kavner's stock option award, thereby reducing Mr. Kavner's stock options to 838,062 shares. Mr. Kavner volunteered to forfeit such portion of his option award in order to return to the Key Employee Plan the number of shares of OCC Common Stock which such forfeiture represents to increase the number of shares of OCC Common Stock subject to the Key Employee Plan available for other executive officers. Subsequently, in December 1998, in connection with his resignation, all of Mr. Kavner's stock options were canceled (See "Employment and Severance Agreements").

(5) For 1998, other compensation includes: (i) contributions by the Company on behalf of the executive to the On Command Video 401(k) plan, (ii) life insurance premiums for policies in excess of $50,000 face value and (iii) auto allowance.

                                                     401(K)    INSURANCE     AUTO
                       NAME                         MATCHING    PREMIUM    ALLOWANCE   TOTAL
                       ----                         --------   ---------   ---------   ------
Robert M. Kavner..................................   5,000       1,320      13,200     19,520
Brian A.C. Steel..................................   5,000       1,320      13,200     19,520
Ronald D. Lessack.................................   5,000       1,320         -0-      6,320
Paul J. Milley....................................   5,000         -0-         -0-      5,000
Richard Fenwick, Jr. .............................   5,000       1,320         -0-      6,320

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                INDIVIDUAL GRANTS
                                ---------------------------------------------------------------------------------
                                  NUMBER OF
                                 SECURITIES      PERCENT OF TOTAL
                                 UNDERLYING      OPTIONS GRANTED     EXERCISE OR
                                   OPTIONS       TO EMPLOYEES IN     BASE PRICE    EXPIRATION      GRANT DATE
             NAME               GRANTED(#)(1)     FISCAL YEAR(2)       ($/SH)         DATE      PRESENT VALUE$(3)
             ----               -------------   ------------------   -----------   ----------   -----------------
Richard Fenwick, Jr. .........     35,300               4%             $13.00       02/04/08        $115,588
Ronald Lessack................     48,200               7%             $13.00       02/04/08        $157,828
Paul Milley...................     50,000               8%             $13.00       02/04/08        $163,722

---------------
(1) The options expire ten years from grant date and vest 20% annually over five years.

(2) The total number of options granted to OCC employees in 1998 was 632,192.

(3) On Command used the Black-Scholes option pricing model to determine grant date present values using the following assumptions: stock price volatility of 47.0%, a five to six year option term, a risk-free rate of return of 4.67%, and no dividend yield. Forfeitures are reflected as they occur. The use of this model is in accordance with SEC rules; however the actual value of an option will be measured by the difference between the stock price and the exercise price on the date the option is exercised.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information on (i) options exercised by the Named Executive Officers in 1998, and (ii) the number and value of their un-exercised options at December 31, 1998.

        AGGREGATED OPTION EXERCISES IN 1998, AND YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF IN-THE MONEY
                                   SHARES                    OPTIONS AT 12/31/98           OPTIONS AT 12/31/98
                                 UNDERLYING              ---------------------------   ---------------------------
                                  OPTIONS      VALUE     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             NAME                EXERCISED    REALIZED       (#)            (#)            ($)            ($)
             ----                ----------   --------   -----------   -------------   -----------   -------------
Robert M. Kavner...............      -0-          -0-          -0-            -0-            -0-          -0-
     Ascent....................      -0-          -0-          -0-            -0-            -0-          -0-
Brian A.C. Steel...............      -0-          -0-      192,656        192,656            -0-          -0-
Ronald D. Lessack..............      -0-          -0-       71,440         98,560            -0-          -0-
     Ascent....................      -0-          -0-       10,000            -0-            -0-          -0-
Paul J. Milley.................      -0-          -0-       20,000         80,000            -0-          -0-
Richard Fenwick, Jr............    5,000       44,150       60,700         74,300        109,062          -0-
     Ascent....................      -0-          -0-       10,000            -0-            -0-          -0-

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

     On December 28, 1998, On Command and Mr. Kavner entered into an amendment to Mr. Kavner's employment agreement. Pursuant to the amendment Mr. Kavner resigned as President, Chief Executive Officer and Director of On Command effective December 31, 1998 and agreed to act as a consultant to On Command through December 31, 1999 (the "Consulting Period"). In addition, under the terms of the amendment (i) Mr. Kavner is entitled to $350,000 for consulting services during the Consulting Period and may participate in On Command's employee benefit programs; (ii) all of Mr. Kavner's On Command stock options were canceled; (iii) Mr. Kavner agreed that he would not provide services to a competitor of On Command during the Consulting Period; and (iv) On Command and Mr. Kavner agreed to a mutual release of any and all claims that each might have related to the other.

     In September 1996, the Company and Brian A.C. Steel entered into an employment agreement that expires on September 11, 2000. Pursuant to the agreement, Mr. Steel's initial base salary was $290,000 per year, subject to increases at the discretion of the Board of Directors of the Company. Under the agreement, Mr. Steel is eligible for annual bonuses based on performance measures determined by the Compensation Committee with a target bonus equal to 70% of Mr. Steel's base salary for achieving 100% of the target level for the performance measures. In addition, Mr. Steel has been granted options to purchase 385,312 shares of OCC Common Stock, exercisable at the following per-share prices: (i) 80% of such options shall be exercisable at a per-share price equal to $15.33 and (ii) 20% of each such executive's options shall be exercisable at a per-share price equal to $16.40. The options vest 25% on September 11, 1997, an additional 25% on September 11, 1998 and the remaining 50% on September 11, 1999. The options will expire at the earlier of (i) three months after the date upon which Mr. Steel is terminated for "cause" (as defined in the employment agreement); (ii) one year after Mr. Steel's employment agreement is terminated as a result of death or (iii) on September 11, 2006. Mr. Steel is also be entitled to participate in group health, dental and disability insurance programs and any group profit sharing, deferred compensation, life insurance or other benefit plans as are generally made available by the Company to its senior executive officers on a favored nations basis.

     In addition, the employment agreement for Mr. Steel provides that upon a "Change of Control Event" (as defined in the agreement), Mr. Steel will be entitled to elect to terminate his employment with the Company and, for the longer of (a) the remainder of the term of his employment agreement as if such agreement had not been terminated and (b) one year following the date of such termination (such period being the "Duration Period"), will receive: (i) his then current base salary; (ii) an annual bonus equal to 70% of his then current base salary for each year during the Duration Period; and
(iii) all other benefits provided pursuant to the employment agreement. A "Change of Control Event" is defined in the employment agreement as an affirmative determination, either jointly by Mr. Steel and the Board of Directors or pursuant to an arbitration which Mr. Steel has the right to invoke, that any "change of control" of the Company (defined as an event as result of which (i) a single person or entity other than Ascent or its affiliates owns 50% or more of the voting stock of the Company or (ii) a single person or entity other than COMSAT Corporation ("COMSAT") or its affiliates (which as of the date of the employment agreements held approximately 80% of the outstanding Common Stock of Ascent, but which consummated the distribution of its 80.67% ownership interest in Ascent to the COMSAT shareholders on June 27, 1997) owns directly or indirectly 50% or more of the voting stock of Ascent) or prospective change of control would be reasonably likely to have a materially detrimental effect on either the day-to-day circumstances of Mr. Steel's employment, or the compensation payable to Mr. Steel under his employment agreement.

     On December 28, 1998, On Command and Mr. Steel entered into an amendment to Mr. Steel's employment agreement. Pursuant to the amendment, Mr. Steel assumed the title of President and Chief Operating Officer of On Command through September 11, 2000, while reporting directly to the Chief Executive Officer and Board of Directors of the Company, and if there is no Chief Executive Officer, then to the Chairman of the Board. In addition, under the terms of the amendment
(i) Mr. Steel's base salary was increased to $375,000 per year and (ii) if the Company failed to review Mr. Steel's compensation prior to June 1, 1999 or revise such compensation prior to August 1, 1999, then Mr. Steel would be entitled to terminate his employment with the Company and receive (a) his then base salary for a year from such termination, (b) pro-rated annual bonus for the year in which employment was terminated and (iii) a pro-rated portion of the options previously granted to Mr. Steel under the Company's stock option plans that were scheduled to vest during the year of such termination, which shall vest as of the date of such termination.

     In February 1999, the Company adopted a change of control severance plan for the Company's executive officers at or above the level of vice president (the "Severance Plan"). Under the Severance Plan, such employees are eligible for certain payments and benefits, if within one year of a Change of Control, such employee's employment is either terminated by the Company for any reason other than death, disability or cause, or is terminated by the employee for good reason. "Change of Control" is defined as any event as a result of which any single entity or "group" (as defined in Rule 13d-5 of the Exchange Act) other than Ascent or a group of which Ascent is a part owns more than fifty percent (50%) of the voting stock of the Company.

     Under the Severance Plan eligible employees would be entitled to salary continuation of from six months to twelve months depending upon the employee's length of service, an annual bonus prorated to the effective date of termination, and during the relevant period of salary continuation, continued participation in OCC's benefit plans. In addition, stock options held by an eligible employee would become 100% vested immediately and remain exercisable for one year.

                       PROPOSAL 1. ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     The Company's Board of Directors consists of seven directors. Mr. Kavner resigned from the Board in December 1998, Mr. Bernstein resigned from the Board in February 1999 and Messrs. Wargo, Sparkman and Goldstein joined the Board in November 1998. All directors are elected annually by the stockholders for a term of one year or until their successors have been elected and qualified. Pursuant to the Company's Certificate of Incorporation and the Corporate Agreement (the "Corporate Agreement") between the Company and Ascent, the Company has agreed, for so long as Ascent beneficially owns, directly or indirectly, the largest percentage (and at least 40%) of the outstanding securities of the Company entitled to be cast for the election of directors, to propose, at each election of directors, a slate of directors, or in the case of vacancies, individual directors, for election so that at all times during the term of the Corporate Agreement, a majority of the Board of Directors of the Company is comprised of persons designated by Ascent. See "Certain Relationships and Related Party Transactions." The Board met five times in 1998. All incumbent directors who were directors throughout 1998 attended all of such Board meetings, except Mr. Bernstein who missed one meeting, and Messrs. Wargo, Sparkman and Goldstein attended the meeting held subsequent to their joining the Board.

VOTING FOR DIRECTORS

     At the meeting all seven of the Directors will be elected to serve until the 1999 Annual Meeting of Stockholders and until their successors are elected and qualified. All of the nominees currently serve as directors.

     Each stockholder is entitled to cumulate votes in the election of directors. The right to cumulate votes in an election of directors entitles a stockholder to as many votes as he or she has shares multiplied by the number of directors to be elected (in this case, seven), which votes may then be allocated among the nominees in such proportion as the stockholder decides, including casting all of the votes for one nominee. If a stockholder wishes to cumulate his or her votes, the proxy card should be marked, in any way that the stockholder desires in order to: (i) indicate clearly that the stockholder is exercising the right to cumulate votes and (ii) specify how the votes are to be allocated among the nominees for director. For example, a stockholder may write next to the name of each nominee for whom the stockholder desires to cast votes, the number of votes to be cast for such nominee.

     Unless contrary directions are set forth on the proxy card, proxies will be voted in such manner as to elect all or as many of the nominees listed as possible. If either of the "For All Nominees Listed Above" or "Exception" boxes is marked or no instructions are given, the named proxies will have discretionary authority to cumulate votes if they so choose and allocate votes among the nominees as they deem appropriate (except for any nominee specifically excepted by the stockholder), including not casting any votes for one or more nominees. If any of the nominees becomes unavailable for election, which is not currently anticipated, shares represented by proxies in the accompanying form will be voted for a substitute nominee designated by the Board of Directors.

                       NOMINEES FOR ELECTION OF DIRECTORS

     James A. Cronin, III, 44, has been a Director of On Command Corporation since its formation in July 1996 and was Vice President and Acting Chief Financial Officer from July 1996 until September 1996. Mr. Cronin has been Executive Vice President, Chief Financial Officer and Chief Operating Officer of Ascent since November 1996, and prior thereto was Chief Operating Officer and Executive Vice President, Finance for Ascent since June 1996. Prior to joining Ascent, Mr. Cronin served as a financial and management consultant from 1992 through June 1996. Mr. Cronin is also a Director of Landair Services, Inc.

     Richard D. Goldstein, 47, has been a Director of On Command Corporation since November 1998. Mr. Goldstein has served as a Managing Director (and currently is a Senior Managing Director) and as one of three principals of Alpine Capital Group Inc. and related entities since 1990. Mr. Goldstein is also a Director of US Franchise Systems, Inc. and numerous portfolio companies of Alpine.

     Charles Lyons, 44, has been Chairman of the Board of On Command Corporation since its formation in July 1996. Mr. Lyons has been President, Chief Executive Officer, and director of Ascent since October 1995 and Chairman of Ascent since June 1997. Prior thereto, he was President of Ascent's predecessors since February 1992. He was Vice President and General Manager of COMSAT Video Enterprises, now Ascent Network Services, from October 1990 to January 1992. Mr. Lyons had been Chairman of the Board of Directors of OCV since December 1994 and a Director since 1992.

     J.C. Sparkman, 66, has been a Director of On Command Corporation since November 1998. Mr. Sparkman served as Executive Vice President and Chief Operating Officer of Tele-Communications, Inc. from 1987 until his retirement in 1995. Mr. Sparkman is a Director of TCI, Shaw Communications and Universal Electronics, Inc.

     Brian A.C. Steel, 39, has been President and Chief Operating Officer since December 1998 and Executive Vice President, Chief Financial Officer, and Chief Operating Officer of On Command Corporation since September 1996 and a Director of On Command Corporation since October 1996. Prior thereto, Mr. Steel was Executive Vice President, Strategic Development, and Chief Financial Officer for TELE-TV, a video services partnership among several regional telephone companies, since August 1995. Prior to joining TELE-TV, Mr. Steel was Vice President, Strategic Development of Pacific Telesis Enhanced Services and Executive Director, Corporate Development of Pacific Telesis Group from January 1994 to July 1995.

     J. David Wargo, 45, has been a Director of On Command Corporation since November, 1998. Mr. Wargo is President of Wargo & Company, Inc. Mr. Wargo is also a Director of TV Guide, Inc.

     Gary L. Wilson, 59, has been a Director of On Command Corporation since October 1996. Mr. Wilson is also chairman of the board and a principal investor in NWA, Inc., parent of Northwest Airlines and several other transportation-related subsidiaries. He served as co-chairman since 1991 and was named chairman in 1997. Mr. Wilson is a director of The Walt Disney Company. He joined The Walt Disney Company in 1985 and served as executive vice president and chief financial officer until 1990. He serves on the board of trustees at Duke University, the board of visitors at the Fuqua School of Business at Duke, and also the board of overseers of The Wharton School at the University of Pennsylvania. Mr. Wilson is a member of the board of directors of CB Richard Ellis, Inc. and the National Collegiate Athletic Association Foundation.

                     OTHER INFORMATION CONCERNING DIRECTORS

COMMITTEES

     The Board has two standing committees, described below.

     The Audit Committee consists of Messrs. Cronin, Wargo (Chairman) and Wilson. The Committee makes recommendations to the Board of Directors concerning the selection of independent public accountants; confers with the independent public accountants to determine the scope of the audit that such accountants will perform; receives reports from the Independent Public Accountants and transmits such reports to the Board of Directors, and after the close of the fiscal year, transmits to the Board of Directors the financial statements certified by such accountants; inquires into, examines and makes comments on the accounting procedures of the Company and the reports of the Independent Public Accountants; considers and makes recommendations to the Board of Directors upon matters presented to it by the officers of the Company pertaining to the audit practices and procedures adhered to by the Company; considers and makes recommendations to the Board of Directors in respect of the financial affairs of the Company, including matters related to the capital structure and requirements, financial performance, dividend policy, capital and significant capital commitments; and reviews and approves the Company's overall financial policies and procedures, spending controls, systems integrity, balance sheet reserve levels, and revenue and expense accountability. The Committee met twice in 1998 and Messrs. Cronin and Wilson attended such meetings and Mr. Wargo attended the one meeting held after his joining the Committee.

     The Compensation Committee consists of Messrs. Goldstein (Chairman), Lyons, and Sparkman. The Committee approves long-term compensation for senior executives; considers and makes recommendations to the Board of Directors with respect to: programs for human resources development and management organization and succession; salary and bonus for senior executives; and compensation matters and policies and employee benefit and incentive plans; and exercises authority granted to it to administer such plans. In addition, the Compensation Committee recommends to the Board of Directors qualified candidates for election as directors and as Chairman of the Board, and considers, acts upon or makes recommendations to the Board of Directors with respect to such other matters as may be referred to it by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. It will consider candidates recommended by stockholders, if the recommendations are submitted in writing to the Secretary of the Company. The Committee met three times during 1998 and Mr. Lyons attended such meetings and Messrs. Goldstein and Wargo attended all meetings held after they joined the Committee.

DIRECTORS COMPENSATION

     In May 1997 the Company adopted a compensation plan for Independent Directors, which is defined for purposes of such compensation as a Director who is not an employee of the Company nor an officer or employee of Ascent or COMSAT, so long as Ascent or COMSAT, respectively, directly or indirectly holds 50% or more of the outstanding Common Stock of the Company. Such Independent Directors will receive an annual retainer of $6,000 in cash, payable quarterly; $500 for each Board of Directors meeting attended by such Director; and $500 for each official Committee of the Board of Directors meeting attended by an Independent Directors for which such Director is a member. Each Independent Director who is also a chairman of an official Committee of the Board of Directors will receive an additional annual fee of $2,000 payable quarterly. In addition, the Board of Directors and the Company's stockholders approved the 1997 Non-Employee Directors Stock Plan (the "Directors Plan") to grant annual awards of the Company's Common Stock and options to purchase the Company's Common Stock to Independent Directors. The Directors Plan authorizes the granting of an award of 400 shares of the Company's Common Stock and a non-qualified option to purchase 4,000 shares of the Company's Common Stock, priced at the fair market value on the date of grant, to each Independent Director on an annual basis following the company's Annual Stockholder meeting. Such option will generally be exercisable as follows: 25% on the first anniversary of the date of grant, 50% on the second anniversary of the date of grant and 100% on the third anniversary of the date of grant.

     At this meeting, stockholders are being asked to approve an amendment to the Directors Plan. The amendment is described in detail in Proposal 2 below.

                PROPOSAL 2 ADOPTION OF AN AMENDMENT TO THE 1999
                       NON-EMPLOYEE DIRECTORS STOCK PLAN

     In 1997, the Board of Directors and stockholders adopted and approved the Company's 1997 Non-employee Directors Stock Plan (the "Directors Plan"). In November 1998, the Board first elected three new outside directors and began considering an amendment to the Directors Plan. In connection with its consideration of the amendment, the Board engaged an independent compensation consultant to analyze outside director compensation for companies similarly situated to On Command. The final version of the Directors Plan amendment was based upon that analysis. On April 7, the Board of Directors unanimously ratified and adopted, subject to stockholder approval, an amendment to the Directors Plan (the "1999 Amendment"). The stockholders are asked to approve the adoption of the 1999 Amendment. The Board of Directors believes that the 1999 Amendment is an appropriate step to attract and retain highly qualified directors to devote significant time and energy to the success of the Company by providing a significant alignment of their long-term interests with those of the stockholders.

     The 1999 Amendment and Directors Plan have the following additional features.

GENERAL

     The Directors Plan originally authorized the granting of an award of 400 shares of the Company's Common Stock and a non-qualified option to purchase 4,000 shares of the Company's Common Stock (an "Option") to each Independent Director ("Optionee") on an annual basis. The Directors Plan is not subject to the provisions of ERISA, and is not a qualified plan under Section 401(a) of the Code. Proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options under the Directors Plan will be used for general corporate purposes. Pursuant to the 1999 Amendment, Independent Directors would continue to receive 400 shares annually, but would receive a one-time grant of an Option to purchase 50,000 shares of the Company's Common Stock. Such options would be granted as of November 23, 1998, the date on which the Board elected three new Independent Directors. Any Independent Director who received such an Option would not be eligible to receive an additional Option until the fifth annual meeting after the original grant.

EFFECT OF THE 1999 AMENDMENT ON SECURITIES SUBJECT TO THE DIRECTORS PLAN

     Originally, the aggregate number of shares of the Company's Common Stock which may be issued upon exercise of Options granted under the Directors Plan plus the number of shares which may be awarded pursuant to the Directors Plan will not exceed 110,000. Prior to the 1999 Amendment, there have been 13,200 shares used to grant shares and Options under the Plan, leaving only 96,800 shares still available. Therefore, the 1999 Amendment provides for the total number of shares subject to the Plan to be increased to 296,800.

     The Directors Plan provides for appropriate adjustments in the number and kind of shares subject to the plan and to outstanding options and stock awards in the event of a stock split, stock dividend or certain other similar changes in the Company's Common Stock and in the event of a merger, consolidation or certain other types of recapitalizations of the Company.

ADMINISTRATION OF THE DIRECTORS PLAN

     The Directors Plan provides for administration by the Board of Directors.

     All expenses and liabilities that the members of the Board incur in connection with the administration of the Directors Plan will be borne by the Company. The Board is authorized to interpret the Directors Plan and the options granted pursuant to the Directors Plan and to adopt such rules for the administration, interpretation and application of the Directors Plan and options as are consistent therewith and to interpret, amend or revoke any such rules.

ELIGIBILITY TO PARTICIPATE

     An Independent Director is a Director who is not an employee of the Company nor an officer or employee of Ascent so long as Ascent, directly or indirectly, holds 50% or more of the outstanding Common Stock. Therefore, if the 1999 Amendment is adopted, Options will be granted to Messrs. Goldstein, Sparkman, Wargo and Wilson.

STOCK OPTIONS -- PRICE

     The price of a share of Common Stock subject to an Option granted under the Directors Plan, and the 1999 Amendment, is the fair market value of the Common Stock, defined as (i) the mean between the highest and lowest selling price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on such date, or if shares were not traded on such date, then on the closest preceding date on which a trade occurred; or (ii) if Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or (iii) if Common Stock is not publicly traded, the fair market value of a share of Common Stock as established by the Board of Directors acting in good faith.

     The fair market value of the Company's Common Stock (as determined pursuant to the above formula) on November 23, 1998, the date of grant for the options subject to the 1999 Amendment, was $8.62 per share.

     The fair market value of the Company's common stock on April 7, 1999 was $10.28 per share.

STOCK OPTION AGREEMENTS

     Options granted under the Directors Plan are evidenced by written stock option agreements between the Optionee and the Company. Stock option agreements must be consistent with the Directors Plan but need not contain identical provisions.

EXERCISE OF OPTIONS

     Subject to the provisions of the Directors Plan, the Options to be granted pursuant to the 1999 Amendment will be exercisable 25% on the first anniversary of the date of grant of such Option, 50% on the second anniversary of the date of grant of such Option and 100% on the third anniversary of the date of grant of such Option. No portion of an Option which is unexercisable at termination of an Independent Director's directorship will thereafter become exercisable.

     Options are exercisable by written notice to the Company, specifying the number of shares of Common Stock being purchased, accompanied by payment of the purchase price for such shares. The option price may be paid in cash or, with the consent of the Board of Directors, by delivery of shares of any class of the Company's stock already owned by the Optionee or issuable to the Optionee upon exercise of the option, or a full recourse promissory note containing terms and conditions prescribed by the Board. Any shares of stock tendered in exercise of an option are valued at their fair market value on the date of their delivery to the Company.

     The Company will issue and deliver certificates for shares of Common Stock purchased upon the exercise of any Option after the fulfillment of certain conditions, including the payment to the Company of all amounts which are required to be withheld under Federal, state or local law in connection with the exercise of the Option. Such payment may be effected by the Company's retention of shares otherwise issuable upon such exercise. The number of shares retained will equal the minimum whole number of shares equaling or exceeding the amount of required tax withholding. The Company will pay cash to the Optionee for any fractional share retained in excess of the required withholding.

     The Option, or relevant portion thereof, will be exercised when the Optionee makes a full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, at the discretion of the Board the terms of the Option may, and it is expected that the 1999 Amendment Options will, (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised;
(ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee for a period of not less than six months, duly endorsed for transfer to the Company with a fair market value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Board, or (v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii) and
(iv). In the case of a promissory note, the Board may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

EXPIRATION OF OPTIONS

     The Board will provide in the terms of each stock option agreement when such Option expires and becomes unexercisable. The Board will provide that each Option issued pursuant to the 1999 Amendment will expire twelve (12) months from the date of the Optionee's death; twelve (12) months from the date of the Optionee's Termination of Directorship (as defined in the Directors Plan) by reason of his/her permanent and total disability; three (3) months from the date of the Optionee's Termination of Directorship for any reason other than such Optionee's death or his/her permanent and total disability, unless the Optionee dies within said three-month period; and in any event, if not expired earlier due to the factors described herein, ten years from the date the Option was granted.

RESTRICTIONS ON TRANSFER OF OPTIONS

     Options under the Directors Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution.

     In addition to the foregoing, Directors may not offer or sell the shares of Common Stock they acquire upon exercise of Options under the Directors Plan unless such offers and sales are made pursuant to an effective Registration Statement under the Securities Act or 1933, as amended, (the "Securities Act") or pursuant to an appropriate exemption from the registration requirements of the Securities Act or, if available to the selling stockholder, within the limitations and subject to conditions set forth in Rule 144 promulgated under the Securities Act. Upon such offers and sales, any of such persons may be deemed to be an "underwriter" as that term is defined in Section 2(11) of the Securities Act. Persons through whom any of such persons may sell may also be deemed to be underwriters.

     Additionally, under Section 16(b) of the Exchange Act, any person who is a Director of the Company may be liable to the Company for profit realized from any purchase and sale (or any sale and purchase) of any equity security of the Company, occurring within a period of less than six months, irrespective of the intention on the part of such person in entering into the transaction. The exercise of an option acquired under the Directors Plan is not considered a purchase under Section 16 of the Exchange Act, provided such option is held for a period of at least six months following the date of grant of such option. In determining whether a person is the beneficial owner of any class of Common Stock of the Company, such person may be required to include shares of Common Stock issuable upon exercise of options or warrants or upon conversion of convertible securities. The term "equity security" may include rights to acquire capital stock upon exercise of warrants or options or upon conversion of convertible securities, or otherwise.

AMENDMENT OF THE DIRECTORS PLAN

     The stockholders of the Company must approve all amendments to the Directors Plan which increase the number of shares which are authorized for issuance upon exercise of options (except for anti-dilution adjustments), materially modify the eligibility requirements, or amend or modify the Directors Plan in a manner requiring shareholder approval under Rule 16b-3. In all other respects, the Directors Plan may be amended, suspended, or terminated by the Board of Directors. No such amendment, suspension, or termination may, however, alter or impair the rights or obligations of the holders of outstanding options or stock appreciation rights without the consent of such holders.

CONFORMITY TO SECURITIES LAWS

     The Directors Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including without limitation Rule 16b-3. The Directors Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Directors Plan and options granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

FEDERAL INCOME TAX CONSEQUENCES

     The income tax consequences of the Directors Plan under current Federal law are summarized below. The discussion is intended to provide only general information. State and local income tax consequences are not discussed.

     Non-Qualified Stock Options. Holders of non-qualified stock options will not realize income for federal income tax purposes as a result of the grant of the option, but normally will realize compensation income upon exercise of the non-qualified stock option to the extent that the fair market value of the shares on the date of exercise of the option exceeds the aggregate option exercise price paid. The Company is entitled to a deduction in the same amount at the same time of exercise of the option, provided that the Company withholds taxes on the ordinary income realized by an Optionee upon the exercise of a non-qualified stock option.

     Optionees who are subject to the short-swing profits restrictions of
Section 16(b) of the Exchange Act ("Insiders") may be affected by Section 83(c) of the Code. Section 83(c) provides generally that, unless the Insider otherwise elects, so long as the sale of securities at a profit could subject an Insider to suit under Section 16(b), the imposition and calculation of the tax on any compensation income realized will be deferred until the six-month 16(b) period expires. Amendments to the rules under Section 16 of the Exchange Act, effective May 1, 1991, provide that option exercises will not constitute "purchases" for
Section 16(b) purposes. As a result, Section 83(c) will no longer apply to option exercises (provided the option has been held for six months or more) and Insiders will be taxed on the difference between the option exercise price and the fair market value of the stock at the date of exercise.

     Pursuant to the Directors Plan, a holder of non-qualified stock options may exercise such options through delivery of shares of the Company's Common Stock already held by such holder. The tax consequences resulting from the exercise of non-qualified stock options through the delivery of already-owned shares are not completely certain. The Internal Revenue Service in a published ruling has taken the position that the tax consequences of exercising options with shares of the Company's Common Stock must be determined separately for the number of shares received upon exercise equal to the number of shares surrendered (as a tax-free exchange of stock for stock) and the remaining shares received upon exercise (as compensation income). Specifically, to the extent the number of shares of the Company's Common Stock acquired upon exercise of the options equals the number of shares of Common Stock delivered, the Optionee will not recognize gain and the Optionee's basis in the Common Stock acquired upon such exercise will equal the Optionee's basis in the surrendered shares of the Common Stock. Any additional shares of the Common Stock acquired upon such exercise will result in compensation income to the Optionee in an amount equal to their then fair market value and, accordingly, the basis in such additional shares of the Common Stock will be their fair market value.

     A holder exercising a non-qualified stock option may elect to pay amounts required to be withheld under Federal, state or local law in connection with the exercise of the option by having a portion of the shares purchased upon exercise retained by the Company. The shares of stock retained will be treated as sold to the Company and the holder generally will not realize a gain on the sale, unless the option is exercised through the delivery of already-owned shares. If the option is exercised through the delivery of already-owned shares, the holder may realize gain on the shares of stock retained by the Company to the extent the fair market value of the shares retained on the date of exercise of the option exceeds the holder's basis in such shares delivered.

     Also, a holder exercising a non-qualified stock option may elect to pay for the shares of stock purchased upon exercise and all applicable withholding taxes by having a portion of the shares of stock purchased upon exercise sold by the holder's broker and the proceeds of the sale paid to the Company. The holder will realize additional gain or loss on the sale of the shares of stock by the holder's broker based on the difference between the fair market value of the shares of stock on the exercise date and the sale price.

     Stock Awards. A director receiving an annual 400-share Stock Award will recognize income in the year of receipt in an amount equal to the fair market value of the shares on the award date.

NEW PLAN BENEFIT TABLE

     The following table illustrates the benefits to be received by each of the Independent Directors in connection with the 1999 Amendment.

                       1999 DIRECTORS PLAN AMENDMENT (1)

                            NAME                              DOLLAR VALUE(2)   SHARES
                            ----                              ---------------   ------
Richard D. Goldstein........................................     $293,000       50,000
J.C. Sparkman...............................................     $293,000       50,000
Gary Wilson.................................................     $293,000       50,000
J. David Wargo..............................................     $293,000       50,000

---------------
(1) The 50,000 grant is a one-time grant over a period of five years and replaces annual grants of 4,000 options.

(2) On Command used the Black Scholes option pricing model to determine grant date present values using the following assumptions: stock price volatility of 47.0%, a five to six year option term, a risk free rate of return of 4.67%, and no dividend yield. The option exercise price is $8.62. Forfeitures are reflected as they occur. The use of this model is in accordance with SEC rules; however the actual value of an option will be measured by the difference between the stock price and the exercise price on the date the option is exercised.

VOTE AND RECOMMENDATIONS

     The affirmative vote of a majority of the outstanding shares of the Company's Common Stock present or represented at the Meeting is required to adopt the Directors Plan. Abstentions as to this Proposal 2 will be treated as votes against Proposal 2. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of Proposal 2 and will not be counted as votes for or against Proposal 2. Properly executed, unrevoked abstention is specifically indicated in the proxy.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE 1999 AMENDMENT TO THE 1997 NON-EMPLOYEE DIRECTORS STOCK PLAN.

     Executive compensation is described beginning on page 6.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Lyons is an executive of Ascent and has been on the Compensation Committee of On Command Corporation from October 1996. Mr. Cronin is an executive of Ascent and was on the Compensation Committee of On Command Corporation from October 1996 through 1998. There was no other compensation committee interlocks or insider participation in compensation decisions during 1998.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

RELATIONSHIP WITH ASCENT

     Ascent owns approximately 57% of the Company's issued and outstanding Common Stock. For so long as Ascent continues to own more than 50% of the outstanding voting stock of the Company, Ascent will be able, among other things, to approve any corporate action requiring majority stockholder approval, including the election of a majority of the Company's directors, effect amendments to the Company's Certificate of Incorporation and Bylaws and approve any other matter submitted to a vote of the stockholders without the consent of the other stockholders of the Company. In addition, through its representation on the Board of Directors, Ascent is able to influence certain decisions, including decisions with respect to the Company's dividend policy, the Company's access to capital (including the decision to incur additional indebtedness or issue additional shares of Common Stock), mergers or other business combinations involving the Company, the acquisition or disposition of assets by the Company and any change in control of the Company.

     The Company and Ascent have entered into a Management Services Agreement pursuant to which Ascent provides certain management services, including insurance, administration, coordination and advisory services regarding corporate financing, employee benefits administration, public relations and other corporate functions to the Company and makes available certain of its employee benefit plans to the Company's employees. Pursuant to the Services Agreement, Ascent is entitled to the payment of (i) an annual fee of $1.2 million, (ii) the actual cost to Ascent of the benefits provided to the Company's employees and (iii) certain of Ascent's actual out-of-pocket expenses in connection with the Services Agreement (not including overhead and the cost of its personnel). Further, the Company will indemnify Ascent from all damages from Ascent's performance of services under the Services Agreement unless such damages are caused by willful breach by Ascent or willful misconduct or gross negligence by Ascent's employees in fulfilling its obligations under the Services Agreement. Ascent will indemnify the Company from damages arising from willful breach by Ascent or gross negligence or willful misconduct by Ascent's employees in the performance of the Services Agreement. The Services Agreement is for an initial term through December 31, 1999, renewable for additional one-year terms by Ascent upon notice to On Command which election Ascent may exercise as long as it and its subsidiaries own at least 50% of the outstanding Common Stock. The Services Agreement is subject to the termination by either party upon 60 days prior notice if Ascent fails to own the largest percentage and at least 40% of the Company's outstanding securities.

     The Company and Ascent have also entered into a Corporate Agreement that governs certain other relationships and arrangements between the Company and Ascent. Pursuant to the Corporate Agreement, for so long as Ascent beneficially owns, directly or indirectly, the largest percentage (and at least 40%) of the outstanding securities of the Company entitled to be cast for the election of directors, Ascent may propose, at each election of directors, a slate of directors, or in the case of vacancies, individual directors, for election so that at all times during the term of the Corporate Agreement, a majority of the Board of Directors of the Company is comprised of persons designated by Ascent. In addition, pursuant to the Corporate Agreement, as amended, for so long as Ascent owns the largest percentage (and at least 40%) of the outstanding OCC Common Stock (i) the Company will not incur any indebtedness, other than that under its existing Credit Facility (and refinancings thereof) and indebtedness incurred in the ordinary course of business which together shall not exceed $182 million in the aggregate through December 31, 1999, or issue any equity securities or any securities convertible into equity securities without Ascent's prior consent, (ii) the Company may not amend its Certificate of Incorporation or Bylaws without Ascent's prior consent, and (iii) the Company will utilize reasonable cash management procedures and use its reasonable best efforts to minimize the Company's excess cash holdings.

                                 OTHER MATTERS

     At April 8, 1999, management knew of no other matters to be presented for action at the meeting. If any other matter is properly introduced, the persons named in the accompanying form of proxy will vote the shares represented by the proxies according to their judgment.

     The Company will bear all costs of the proxy solicitation. In addition to the solicitation by mail, the Company's directors, officers and employees, without additional compensation, may solicit proxies by telephone, personal contact or other means. The Company also has retained D.F. King to assist in the solicitation, at a cost of $1,500. The Company will reimburse brokers and other persons holding shares in their names, or in the names of nominees, for their expenses in forwarding proxy materials to the beneficial owners.

     Stockholders wishing to submit proposals for consideration at the 2000 Annual Meeting should submit them in writing to the Secretary, On Command Corporation, 6331 San Ignacio Avenue, San Jose, California 95119, to be received no later than December 7, 1999.

     This proxy statement is provided by direction of the Board of Directors.
                                          LOGO
                                                     Arthur M. Aaron
                                           Acting General Counsel and Secretary

San Jose, California
April 8, 1999

April 12, 1999


Securities and Exchange Commission
450 Fifth Street, NW
Room 1004
Washington, DC  20549

Re: 1999 Amendment to the On Command Corporation 1997 Non-Employee Directors Plan (the "1999 Amendment")

Ladies and Gentlemen:

On Command Corporation will revise the S-8 Registration Statement related to the On Command 1997 Non-Employee Directors Plan to reflect the provisions of the 1999 Amendment shortly after approval of the adoption of the 1999 Amendment by the On Command stockholders.

If you have any questions please call me at (303) 308-7042.

Very truly yours,


/s/  David B. Ehrlich
--------------------------------
David B. Ehrlich
Acting Assistant General Counsel

DBE/ml

               FIRST AMENDMENT TO 1997 NON-EMPLOYEE DIRECTORS PLAN


This First Amendment (the "1999 Amendment") to the On Command Corporation ("OCC") or the "Company") 1997 Non-Employee Directors Stock Plan (the "Directors Plan") is dated April 7, 1999. Any capitalized term not defined herein has the meaning ascribed to such term in the Directors Plan.

                                    RECITALS

1. On November 23, 1998, three additional Independent Directors were elected to the On Command Board of Directors, and the Board commenced consideration of amending the Directors Plan.

2. On April 7, 1999, the OCC Board ratified and approved the 1999 Amendment and submitted the 1999 Amendment for approval to the Company's stockholders at the Company's 1999 Annual Meeting on May 13, 1999.

3. Upon such stockholder approval, the 1999 Amendment will be deemed effective as of November 23, 1998, the date that the three additional Independent Directors were elected to the Board.

NOW THEREFORE, it is agreed as follows:

1. Section II.1 - Shares Subject to Plan and Section II.2 - Unexercised Options, are hereby replaced in their entirety with the following:

"II.1 Shares Subject to Plan. The shares subject to Options and Stock Awards shall be Common Stock, initially shares of the Company's Common Stock, par value $.01 per share. The aggregate number of such shares which may be issued upon exercise of such options or upon any awards under the Plan shall not exceed 296,800 (Two hundred ninety six thousand eight hundred).

II.2 Unexercised Options. If any option expires or is canceled without having been fully exercised, the number of shares subject to such option but as to which such option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section II.1."

1. Article III.2 - Granting of Options, is hereby replaced in its entirety with the following:

"III.2 Granting of Options.

     (a) For those Independent Directors whose tenure with the Board began November 23, 1998 and for all other Independent Directors who were members of the Board as of such date, each such Independent Director shall be granted an option to acquire 50,000 shares of Common Stock, with an effective grant date of November 23, 1998.

     (b) Any Independent Director who receives an option pursuant to Section III.2(a) above, shall not be eligible to receive an additional Option until the fifth annual meeting after such grant."

IN WITNESS WHEREOF, we have executed this action in counterparts as of April 7, 1999.


/s/ Charles Lyons                                     /s/ Arthur M. Aaron
-----------------                                     -------------------
Chairman                                              Secretary

                             ON COMMAND CORPORATION

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 13, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Charles Lyons, J.C. Sparkman and Gary Wilson, and each or any of them, (with power of substitution), proxies for the undersigned to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock of On Command Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of its stockholders to be held on May 13, 1999, and at any reconvened session thereof, subject to any directions indicated on the reverse side of this card. If no directions are given, this proxy will be voted FOR Proposals 1, 2 and 3.

     This proxy is continued on the reverse side. Please sign and return promptly in the envelope provided. No postage is required if mailed in the United States. If you attend the Meeting and vote in person, the proxy will not be used.

                           Continued and to be signed and dated on reverse side.

                                                  ON COMMAND CORPORATION
                                                  P.O. Box 11114
                                                  NEW YORK, N.Y. 10203-0114

HARDING & HEAL, INC.             PROOF #2              3/22/99              1625
CUST. THE BANK OF NEW YORK                      FILE NAME 67949 ON COMMAND PROXY

ATTN: SANDRA BROWN

------

------

Director's recommend a vote FOR Proposals 1, 2 and 3.

1.  Election of All Proposed Directors.

    FOR all nominees  [ ]     WITHHOLD AUTHORITY to vote  [ ]    *EXCEPTIONS [ ]
    listed below              for all nominees listed below

Nominees: Charles Lyons, James A. Cronin, III, Richard D. Goldstein, J.C. Sparkman, Brian A.C. Steel, J. David Wargo and Gary Wilson.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW. IF YOU DESIRE TO CUMULATE YOUR VOTES FOR ANY INDIVIDUAL NOMINEE(S), WRITE YOUR INSTRUCTION, AS TO THE NUMBER OF VOTES CAST FOR EACH, ON THE SPACE PROVIDED BELOW. THE TOTAL NUMBER MUST NOT EXCEED SIX TIMES THE NUMBER OF SHARES YOU HOLD.)

*EXCEPTIONS:
            --------------------------------------------------------------------

2.  Amendment of the 1997 Non-employees Director Stock Plan.
         FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

3.  Approval of Independent Accountants.
         FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

                                                       Change of Address and
                                                       or Comments Mark Here [ ]

                                      Please sign exactly as name or names
                                      appear on this proxy. If stock is held
                                      jointly, each holder should sign. If
                                      signing as attorney, trustee, executor,
                                      administrator, custodian, guardian or
                                      corporate officer, please give full title.

                                      DATED                               , 1999
                                           -------------------------------

                                      SIGNED
                                            ------------------------------------

                                      ------------------------------------------

PLEASE SIGN, DATE AND RETURN THIS CARD            VOTES MUST BE INDICATED
PROMPTLY IN THE ENCLOSED ENVELOPE.                (X) IN BLACK OR BLUE INK. [X]